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			  AMENDMENT NO. 1

			       TO

		PENNSYLVANIA POWER & LIGHT COMPANY

	       DIRECTORS DEFERRED COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Directors Deferred Compensation Plan ("Plan") effective January 26, 1972; and
	WHEREAS, the Plan was amended and restated effective April
26, 1995; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I. Effective January 1, 1997, Article 11(b) is deleted and the following sections of Articles II and XI are amended to read:
2.  Definitions.

	(d) "Committee" means two or more directors, who have been designated by the Board to act as the Committee and who qualify as "non-employee directors," under the rules of the Securities and Exchange Commission issued pursuant to Section 16 of the Securities Exchange Act of 1934.
11.  Termination or Amendment.
	(a) The Committee may, in its discretion, terminate or amend this Plan from time to time. In addition, the EBPB may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to the Company or significantly alter the benefit design or eligibility requirements of the Plan. Notwithstanding the foregoing, the definitions of Mandatory Deferral
Amount and Fair Market Value herein and Paragraph
7.1(a) hereof shall not be amended more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement
Income Security Act, or the rules thereunder. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Accounts, which amounts shall continue to earn interest or accu-mulate dividends as provided for herein as though termination or amendment had not been effected, or b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment; provided, however, that no such consent may accelerate the Participant's payments.
 Notwithstanding the foregoing, if the Company is liquidated, the EBPB shall have the right to determine the Total Amount Payable under Paragraph 8 to
Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Participants.
 II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

	   IN WITNESS WHEREOF, this Amendment No. 1 is executed this 17th day of December, 1996.
			      PENNSYLVANIA POWER & LIGHT COMPANY


			      By:/s/ John M. Chappelear__________
				  John M. Chappelear
				  Chairman
				  Employee Benefit Plan Board